Exhibit 99.1

Atara Biotherapeutics Announces Fourth Quarter and Full Year 2024 Financial Results and Operational Progress

Atara is working closely with its partners and the FDA to lift clinical hold and support EBVALLO BLA resubmission in the U.S.

Atara remains focused on delivering on the future financial value of EBVALLO and has paused ATA3219 and ATA3431 CAR-T programs and implemented a workforce reduction of approximately 50% to preserve resources

Strategic review by financial advisor ongoing

THOUSAND OAKS, Calif.—March 7, 2025—Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the fourth quarter and full year 2024, business updates, and key upcoming milestones for 2025.

“We will further narrow our focus on the future financial value of EBVALLO for the benefit of all stakeholders. Atara continues to productively engage with our partner Pierre Fabre Laboratories and the FDA to help the third-party manufacturer adequately address the GMP compliance issues as we continue to work toward an expeditious path to release the clinical hold and resubmit the EBVALLO BLA,” said Cokey Nguyen, President and Chief Executive Officer of Atara. “With the focus on future EBVALLO value paramount, the Company has made the difficult decision to pause development of its allogeneic CAR-T cell programs and to discontinue all CAR-T operations including terminating the clinical trials evaluating ATA3219. The Company’s strategic review is ongoing.”

“I would like to convey our gratitude to the patients, investigators, and collaborators for their participation in our CAR-T development efforts. Through this work, we have made important progress and advanced an innovative allogeneic CAR-T platform to the clinical stage, which will serve the scientific community well with key learnings as the field progresses. I also wish to sincerely thank the Atara team members who worked tirelessly on this program, and our stockholders for their commitment to our Company,” added Dr. Nguyen.

Tabelecleucel (tab-cel® or EbvalloTM) for Post-Transplant Lymphoproliferative Disease (PTLD)

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In January 2025, the U.S. Food and Drug Administration (FDA) issued a Complete Response Letter (CRL) for the Biologics License Application (BLA) for EBVALLO as monotherapy treatment for adult and pediatric patients two years of age and older with Epstein-Barr virus positive post-transplant lymphoproliferative disease (EBV+ PTLD), who have received at least one prior therapy including an anti-CD20 containing regimen
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The CRL only cited findings that arose during a pre-license inspection of a third-party manufacturing facility for EBVALLO; it did not identify any deficiencies related to the manufacturing process, the clinical efficacy, or clinical safety data
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Atara received a clinical hold notice from FDA on EBVALLO studies linked to the CRL in January 2025
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Atara is currently undertaking efforts to support the third-party manufacturer in addressing the FDA’s requests in order to lift the hold and support BLA resubmission; the Company anticipates providing a regulatory update in the second quarter of 2025
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A second third-party manufacturer, FUJIFILM Diosynth Biotechnologies (FDB), has been approved to manufacture EBVALLO by the European Medicines Agency (EMA), and is positioned to play a primary role in ensuring reliable supply for the U.S. market over the long term following FDA approval

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Atara remains eligible for significant milestone payments from Pierre Fabre upon FDA approval of the EBVALLO BLA and related commercial sales of EBVALLO, as well as significant royalties as a percentage of net sales

ATA3219: Paused CD19 Program in Non-Hodgkin’s Lymphoma (NHL)

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First patient successfully completed dosing in the Phase I dose escalation study, evaluating the safety and efficacy of ATA3219
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The Phase 1 study was a multi-center, open label dose escalation trial aimed at treating patients with NHL. The study and associated clinical operations are being discontinued
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The administration of two infusions of ATA3219 was well tolerated with no evidence of graft versus host disease or other safety events. B-cell depletion was observed up to 28 days after initial treatment with levels of key pro-inflammatory cytokines—IFN-γ, IL-8, MCP-1, and IL-18— peaking by Day 7 with no detection of IL-6

Corporate Updates

Strategic Option Evaluation: As previously communicated, Atara engaged a well known financial advisor to support a comprehensive process to explore and assess a range of potential strategic options for the Company. Alternatives may include, but are not limited to, an acquisition, merger, reverse merger, other business combinations, sale of assets, or other strategic transactions. This process is ongoing. It is possible that Atara may not pursue a strategic alternative or transaction or that any strategic alternative or transaction, if pursued, will not be completed on attractive terms, or that a strategic alternative or transaction, may not ultimately be consummated.

Organizational Restructuring: Atara has implemented a strategic restructuring to sharpen the Company’s focus on addressing the issues at a third party manufacturing facility outlined in the CRL, lifting the clinical hold, and resubmitting the EBVALLO BLA. This restructuring resulted in a company-wide workforce reduction of approximately 50% of our remaining workforce, retaining approximately 35 personnel essential to execute on its remaining transition responsibilities under the EBVALLO collaboration with Pierre Fabre Laboratories, including as the BLA holder until approval, and certain wind-down activities for the CAR-T programs.

EBVALLO Transition Activities: Atara is in active discussions with Pierre Fabre on accelerating the transfer of all operational activities related to EBVALLO, except the BLA sponsorship, to be completed as early as the end of the first quarter of 2025.

Financial Update: As previously announced, Atara has entered into a non-binding term sheet with Redmile Group to provide up to $15 million in funding through an equity line of credit, which Atara believes is sufficient to fund the ongoing activities required to achieve BLA approval, assuming a successful transition of operational activities related to EBVALLO to Pierre Fabre. Atara is also exploring alternative financing options.

Fourth Quarter and Full Year 2024 Financial Results

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Cash, cash equivalents and short-term investments as of December 31, 2024 totaled $42.5 million, as compared to $51.7 million as of December 31, 2023
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Net cash used in operating activities was $24.5 million and $68.7 million for the fourth quarter and fiscal year 2024, as compared to $50.4 million and $193.0 million in the same periods in 2023
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Atara reported net losses of $12.7 million, or $1.19 per share, and $85.4 million, or $11.41 per share, for the fourth quarter and fiscal year 2024, respectively, as compared to $60.5 million, or $14.00 per share, and $276.1 million, or $65.19 per share, for the same periods in 2023
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $6.9 million and $32.1 million for the fourth quarter and fiscal year 2024, respectively, as compared to $11.1 million and $50.2 million for the same periods in 2023
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Total costs and operating expenses include restructuring expense of $0.0 million and $5.1 million for the fourth quarter and fiscal year 2024 related to the reduction in force Atara announced in

January 2024 and which reduced its headcount at that time by approximately 25%. This reduction in force was substantially completed in March 2024. In the comparative periods, total costs and operating expenses include restructuring expense of $6.7 million for the fourth quarter and fiscal year 2023 related to the reduction in force Atara announced in November 2023 and which reduced its headcount at that time by approximately 30%. This reduction in force was substantially completed in December 2023.
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Research and development expenses were $28.3 million and $151.5 million for the fourth quarter and fiscal year 2024, respectively, as compared to $49.6 million and $224.8 million for the same periods in 2023
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Research and development expenses include $2.6 million and $13.5 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2024, respectively, as compared to $5.8 million and $26.5 million for the same periods in 2023
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General and administrative expenses were $9.4 million and $39.9 million for the fourth quarter and fiscal year 2024, respectively, as compared to $11.5 million and $50.9 million for the same periods in 2023
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General and administrative expenses include $3.3 million and $13.5 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2024, respectively, as compared to $4.1 million and $18.9 million for the same periods in 2023

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel®, including the anticipated resubmission of the BLA to the FDA and lift of the FDA’s clinical hold, and the potential financial benefits to Atara as a result of the expanded global partnership with Pierre Fabre Laboratories, including any payments thereunder; (2) Atara’s cash runway, receipt of potential milestone payments, and operating expenses, including Atara’s ability to fund its planned operations; and (3) Atara’s fund raising needs and the sufficiency of additional funding to support operations, and the availability of such funding, including the amount of funding necessary to fund ongoing activities required to achieve BLA approval; (4) Atara’s planned transition of substantially all activities relating to EBVALLO to Pierre Fabre and the timing thereof; (5) Atara’s planned cost reduction strategies; and (6) Atara’s exploration of strategic alternatives and ability to consummate one or more strategic transactions. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks related with the timing of the transfer of all operational activities related to EBVALLO to Pierre Fabre, with any delay creating additional expenses and cash needs for Atara; uncertainties related to the ongoing discussions with Pierre Fabre, which, among other things, are expected to lead to a reduction in the amount of certain future potential regulatory and commercial milestone payments from Pierre Fabre; risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA feedback and the ability of Atara and its third-party manufacturer to address issues identified in the CRL, our ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; risks and uncertainties related to Atara’s financial close and audit procedures; the timing of the strategic review process; whether Atara will pursue any strategic alternatives; in the event Atara pursues a strategic alternative, that the strategic alternative may not be attractive or ultimately consummated; whether any strategic alternative will result in additional value for Atara and its stockholders; whether the process will have an adverse impact on Atara; and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission , including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$25,030	$25,841
Short-term investments	17,466	25,884
Restricted cash	146	146
Accounts receivable	1,482	34,108
Inventories	10,655	9,706
Other current assets	10,115	6,184
Total current assets	64,894	101,869
Property and equipment, net	1,294	3,856
Operating lease assets	39,807	54,935
Other assets	3,103	4,844
Total assets	$109,098	$165,504

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,367	$3,684
Accrued compensation	6,589	11,519
Accrued research and development expenses	7,984	17,364
Deferred revenue	95,092	77,833
Other current liabilities	20,542	31,826
Total current liabilities	134,574	142,226
Deferred revenue - long-term	—	37,562
Operating lease liabilities - long-term	29,914	45,693
Liability related to the sale of future revenues - long-term	38,624	34,623
Other long-term liabilities	3,269	4,631
Total liabilities	$206,381	$264,735

Stockholders’ (deficit) equity:
Common stock	1	—
Additional paid-in capital	1,957,261	1,870,123
Accumulated other comprehensive loss	8	(204)
Accumulated deficit	(2,054,553)	(1,969,150)
Total stockholders’ (deficit) equity	(97,283)	(99,231)
Total liabilities and stockholders’ (deficit) equity	$109,098	$165,504

Atara Biotherapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Commercialization revenue	$32,753	$4,189	$128,940	$7,886
License and collaboration revenue	—	63	—	687
Total revenue	32,753	4,252	128,940	8,573
Costs and operating expenses:
Cost of commercialization revenue	6,795	3,160	21,009	8,886
Research and development expenses	28,271	49,600	151,483	224,785
General and administrative expenses	9,440	11,454	39,886	50,908
Total costs and operating expenses	44,956	64,214	212,378	284,579
Loss from operations	(12,203)	(59,962)	(83,438)	(276,006)
Interest and other income, net	(509)	(477)	(1,977)	(105)
Total other income (expense), net	(509	(477)	(1,977)	(105)
Loss before provision for income taxes	(12,712)	(60,439)	(85,415)	(276,111)
Provision for income taxes	(19)	11	(12)	15
Net loss	$(12,693)	$(60,450)	$(85,403)	$(276,126
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(14)	367	212	1,863
Comprehensive loss	$ (12,707))	$ (60,083)	$ (85,191)	$ (274,263))
Basic and diluted net loss per common share	$(1.19)	$(14.00)	$(11.41)	$(65.19)

Basic and diluted weighted-average shares outstanding	10,690	4,325	7,488	4,236

Investor and Media Relations:

Jason Awe, Ph.D.

Head of Corporate Communications & Investor Relations

(805) 217-2287

jawe@atarabio.com

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